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                                                                    Exhibit 99.1
CONTACTS:         Robert Clements and Peter Appel
                  Arch Capital Group Ltd.
                  (203) 862-4300

                             ARCH CAPITAL GROUP LTD.
                TO ACQUIRE AMERICAN INDEPENDENT INSURANCE COMPANY

         GREENWICH, CONNECTICUT, JANUARY 3, 2001 - Arch Capital Group Ltd. [NASDAQ: ACGL] today announced that it has entered into a definitive reorganization agreement pursuant to which the Company will acquire all of the common stock of one of its current investee companies, American Independent Insurance Company. American Independent is a privately held insurer which underwrites private passenger automobile liability and physical damage insurance primarily in the Commonwealth of Pennsylvania.

         The reorganization transaction is contingent on obtaining applicable regulatory approvals, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, obtaining certain third party consents, and other customary closing conditions.

         Peter Appel, President and Chief Executive Officer of the Company, said, "We are very pleased to be acquiring American Independent. American Independent is led by a strong management team that we believe is in a position to capitalize on profitable growth opportunities in a market that it understands very well."

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements which reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements involve the Company's current

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assessment of risks and uncertainties, including statements regarding the completion of the proposed acquisition, expected benefits and anticipated future financial results. Actual events and results may differ materially from those expressed or implied in these statements. In addition to risks and uncertainties related to the Company's business described in filings by the Company with the Securities Exchange Commission, the transactions described in this release are subject to various risks and uncertainties including, but not limited to, the risks that the conditions to closing will not be satisfied as well as risks relating to the successful integration of American Independent's business. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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